UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

     FORM 8-K
 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 22, 2007

TRIMAX CORPORATION
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

0-32749	76-0616468
(Commission File Number)	(IRS Employer Identification No.)

2 Lombard Street, Suite 204
Toronto, Ontario, Canada M5C 1M1
(Address of principal executive offices and zip Code)

416 -368-4060
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors and Officers;

Appointment of Director.

Effective November 22, 2007, Rashid Hasan resigned as a director of Trimax which was accepted by the Company. Effective November 22, 2007, Derek Pepler resigned as President and Director of Trimax which was accepted by the Company. The Board of Directors has appointed Robert Vivacqua as President of the Company.

There were no disagreements with Rashid Hassan or with Derek Pepler. Mr. Pepler resigned his position as President of Trimax Corporation, but remains President and Director of PLC Network Solutions Inc. and works closely with the Cybersonics group of companies in order to assist and enhance its business. The Company acquired technology rights through its Asset Purchase Agreement with Cybersonics Broadcast Services Inc.

Mr. Robert Vivacqua accepted the position of President and shall remain as interim CFO. He shall remain as CFO until a suitable candidate is found.

There are no family relationships between any of the directors or officers.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMAX CORPORATION

Dated: November 23, 2007	By:	/s/ Robert Vivacqua _____________________
Name: Robert Vivacqua
Title: President